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                                                                    Exhibit 10.2

                              REDEMPTION AGREEMENT


        This Redemption Agreement (this "Agreement") is dated as of the 25th day of July, 1996 by and among Triton Systems, Inc., a Mississippi corporation (the "Company"), and the persons set forth on Schedule 1.1 (each an "Investor" and collectively the "Investors").

        As of the date of this Agreement, the Investors have purchased an aggregate of 114,000 shares of the Series A Preferred Stock, par value $.01 per share, of the Company and 4,160,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), pursuant to a Stock Purchase and Redemption Agreement dated the date hereof (the "Purchase Agreement"). The shares of Common Stock and any other Common Stock now owned or hereafter acquired by the Investors (together with any shares issued with respect thereto pursuant to any stock split, stock dividend or the like) are referred to herein as the "Shares". Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

        In consideration of the execution and delivery of the Purchase Agreement and the agreements set forth below, the parties agree with each other as follows:

        1.      Option to Sell Shares to Company.

                (a) In the event that prior to the earlier to occur of (i) the liquidation, dissolution or winding up of the Company, (ii) the merger or consolidation of the Company with any Person, or the sale or other disposition of all or substantially all of the Company's properties and assets to any Person, or the transfer of ownership of any voting shares of the Company to any Person as a consequence of which those Persons who held all of the voting shares of the Company immediately prior to such transfer do not hold a majority of the voting shares of the Company after the consummation of such transfer (the "Control Sale") or (iii) July 31, 2002 ((i), (ii) and (iii) being referred to herein as "Exercise Events"), the Company shall not have consummated a Qualified Public Offering, the Investors may require the Company to redeem the Shares then held by them on the terms herein provided. In such event any Investor or Investors holding an aggregate of not less than twenty percent (20%) of the total Shares held by the Investors may notify the Company that it or they intend to offer to the Company any or all of the Shares then held by him or them for purchase by the Company. The Company shall promptly give notice of such intention to all other Investors who own Shares, and any Investor may, within ten (10) days of such notice, give the Company notice that he intends to offer to the Company any or all of the Shares then held by him. The Company shall repurchase all Shares so offered under this Agreement as set forth below, provided that the amount of Shares so offered equals or exceeds twenty percent (20%) of the total Shares held by the Investors. The option to sell Shares pursuant to this Section 1 shall be referred to as the "Option."


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                (b) The Company agrees to provide each Investor 30 days' written notice of the pendency of an Exercise Event and each Investor shall have the right to exercise this Option in the manner provided in Section 1(a) above. If the Exercise Event giving rise to the exercise of the Option is a liquidation, dissolution or winding up of the Company or a Control Sale, the Option shall be exercised immediately prior to, or concurrently with, the effective date of the liquidation, dissolution or winding up of the Company or Control Sale, as the case may be. The Company agrees that the transaction giving rise to the Exercise Event shall not be consummated until it has satisfied its obligation to repurchase the Shares as provided herein. In all other circumstances, the Investors holding at least twenty percent (20%) of the Shares held by the Investors which remain outstanding from time to time may exercise the right to require the Company to purchase the Shares hereunder. In the event that an Investor elects to exercise the Option in connection with a liquidation, dissolution or winding up of the Company or Control Sale, any such election shall be contingent upon the consummation of such event.

                (c) The Company shall not be obligated to purchase Shares upon exercise of Option on more than two occasions.

        2.      Price.

                (a) The price to be paid by the Company for the Shares to be sold under the Option shall be the fair market value thereof, as of the date of such proposed repurchase, as agreed upon in good faith by the Company and the Representative (who shall be a Person selected by the Investors owning a majority of the Shares to be redeemed hereunder and who shall be hereinafter referred to as the "Representative"), taking into account, in valuing such Shares, all relevant facts and circumstances; provided, however, that (i) there shall be no discount to reflect the fact that the Shares represent a minority interest in the Company and (ii) in no event (whether by agreement of the parties or after appraisal as described below) shall the aggregate purchase price to be paid for such Shares being redeemed be less than the original purchase price paid by the Investors therefor (as adjusted to reflect any stock split, stock dividend or other form of recapitalization). If no such agreement is reached within thirty (30) days after notice is given to the Company of the Investors' exercise of the Option, the fair market value shall be determined by appraisal as set forth below.

                (b) All appraisals shall be undertaken by two appraisers, one selected by the Board of Directors of the Company and one selected by the Representative. No Director whose Shares are being appraised or who is affiliated with a person whose Shares are being appraised shall vote on the selection of the appraiser chosen by the Company. The fair market value shall be the fair market value arrived at by those appraisers within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two

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valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Shares shall be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. If, following the final determination of the purchase price for the Shares, any Investor previously offering his Shares for repurchase shall choose not to sell any or all of its Shares, then such Investor shall so notify the Company within ten (10) days following receipt of the results of the appraisal. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Investors will be borne by them, pro rata based on the number of Shares being redeemed, and the expenses of the third appraiser will be borne 50% by the Company and 50% by the Investors, pro rata based on the number of Shares being redeemed.

        3.      Payment.

                (a) Within twenty (20) days following either the agreement, as provided above, of the Company and the Representative concerning the fair market value of the Shares or the receipt of the results of the last of the appraisals referred to above, the Company shall purchase the Shares tendered to it at the price established by this Agreement (the "Redemption Price"), and the Investors shall deliver to the Company, upon receipt of payment therefor, the certificates for the Shares duly endorsed by them for transfer.

                (b) Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to repurchase any Shares to the extent such repurchase would violate applicable law, as determined by an opinion of counsel to the Company, which opinion and counsel shall be reasonably satisfactory to the Representative; provided, however, that the Company shall use its best efforts to comply with such restriction. In the event a repurchase is delayed on account of the preceding sentence, it shall be made at the first time it would not violate such law and the Redemption Price shall bear interest at the rate of fifteen percent (15%) per annum, compounded annually, until such time as the redemption is completed. If on account of the first sentence of this subparagraph (b) the Company may purchase fewer than all of the Shares offered for redemption, the Company shall repurchase all Shares when permitted, allocated pro rata among those who requested that their Shares be redeemed, in proportion to the amount which would have been paid to such holder had all Shares as to which it requested redemption been redeemed. If on account of the first sentence of this subparagraph (b) the Company may purchase fewer than all of the Shares offered for redemption, the holders of the Shares not redeemed shall continue to receive the benefit of the rights and privileges afforded the Shares under the Purchase Agreement and the Related Agreements.

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            (c) Payment shall be made by check or wire transfer of funds to such bank account as each Investor shall direct.

         4. Termination of Option. The obligations of the Company to purchase the Shares as provided in this Agreement shall terminate immediately prior to the consummation of a Qualified Public Offering.

         5. Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice and sent by telecopier, express delivery service, or regular or certified mail to the address specified in the Purchase Agreement.

         6. Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement and such other agreements supersede any and all prior understandings as to the subject matter of this Agreement.

        7. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from Persons holding an aggregate of at least a majority of the Shares owned by the Investors.

         8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

        9. General; Definitions. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

        10. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

         11. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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                              TRITON SYSTEMS, INC.
                            SHAREHOLDERS' AGREEMENT

                           Counterpart Signature Page


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date for first above written.

                                   TRITON SYSTEMS, INC.


                                   By:  /s/ Ernest L. Burdette
                                      _______________________________
                                         Name:  Earnest L. Burdette
                                         Title: President


                                   SUMMIT VENTURES IV, L.P.


                                   By:  Summit Partners IV, L.P.,
                                        its general partner

                                   By:  Stamps, Woodsum & Co. IV,
                                        its general partner

                                   By: /s/ Joseph F. Trustey
                                       ______________________________
                                          General Partner

                                   SUMMIT INVESTORS III, L.P.

                                   By: /s/ Joseph F. Trustey
                                      _______________________________
                                         Authorized Signatory

                                   SUMMIT SUBORDINATED DEBT
                                     FUND, L.P.

                                   By: Summit Partners SD, L.P.
                                       Its General Partner

                                   By: /s/ Joseph F. Trustey
                                      _______________________________
                                        General Partner



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                                  SCHEDULE 1.1

INVESTORS

Name and Address

Summit Ventures IV, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey

Summit Investors II, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey

Summit Subordinated Debt Fund, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn:  Joseph F. Trustey



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